Exhibit 5.1

Rubin, Bailin, Ortoli LLP
405 Park Avenue
New York, NY 10022

        January 9, 2007

SweetskinZ Holdings, Inc.
2311 Wallace Street
Philadelphia, Pennsylvania 19130

Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Ladies and Gentlemen:

 We have acted as counsel to SweetskinZ Holdings, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of Registration Statement No. 333-135067 on Form SB-2/A including a Prospectus ("Prospectus") filed on January 9, 2007 (the "Registration Statement") covering 2,066,897 shares of Common Stock, par value $0.001, being sold by selling stockholders found on Schedule A attached hereto (collectively, the "Shares").

We have examined copies of the Articles of Incorporation, the By-Laws of the Company, the Registration Statement, and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of rendering this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

We are admitted to the practice of law in the State of New York and we do not express any opinion as to the laws of any other states or jurisdictions, except as to matters of federal law and the corporate laws of the State of Delaware. The opinion expressed herein is based on the laws of Delaware including applicable statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, and when issued and paid for, will constitute validly authorized and legally issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus.

Very truly yours,

/s/ Rubin, Bailin, Ortoli LLP

SCHEDULE A TO EXHBIT 5.1

Name	Number of Shares Offered for Sale Pursuant to this Prospectus
Bushido Capital Master Fund, L.P.	291,148
Gamma Opportunity Capital Partners	291,148
Whalehaven Capital Fund Limited	500,000
Gary Claar c/o Jana Offshore Partners LP	250,000
Alpha Capital AG	175,000
Iroquois Master Fund Ltd.	112,500
Albert C. Snelson	50,000
William A. Jiranek	50,000
William E. Poorbaugh	29,834
Phillip W. Evans	29,834
Mr. and Mrs. Dale Bleecher	29,681
Lisa Taylor	29,681
Dale and Sara Bateman	29,670
Alan Platner	29,653
William C. Bosher, Jr.	25,000
Elaine and William Bugg	25,000
Patricia and Jeffrey Tomsic	25,000
Panadora M. Benton	12,500
Roger D. Williams	12,500
Sara Aman	12,500
Frank J. Pajaczkowski	6,250
Makoto Obara	6,250
Robert Hulem and Marlene Boyaner	6,250
Fritas AS	6,250
Richard and Susan Koechlein	6,250
Thomas M. and Bonnie W. King	6,250
Steve Norris	6,250
Reed LLC	6,250
Dian Griesel	6,250